SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2003

Ralcorp Holdings, Inc.

(Exact name of registrant as specified in its charter)

Missouri	1-12619	43-1766315
(State or other	(Commission	(I.R.S. Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)

800 Market Street, Suite 2900
St. Louis, MO	63101
(Address of principal	(Zip Code)
executive offices)

(314) 877-7000
(Registrant's telephone number, including area code)

Item 5              Other Events and Regulation FD Disclosure.

In a press release dated November 12, 2003, a copy of which is attached hereto as Exhibit 99.1 and the text of which is incorporated by reference herein, the Registrant announced its definitive agreement to purchase Bakery Chef, Inc., a leading manufacturer of frozen griddle products, and frozen pre-baked biscuits, breads, rolls and muffins.

Item 7.    Exhibits.

Exhibit 99.1    Press Release dated November 12, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RALCORP HOLDINGS, INC.
(Registrant)

Date: November 12, 2003         By:    /s/ T. G. Granneman
T. G. Granneman
Duly Authorized Signatory and
Chief Accounting Officer

EXHIBIT INDEX

Exhibit

Number        Description

Exhibit 99.1    Press Release dated November 12, 2003